Exhibit 10.4

LIQUIDATING TRUST AGREEMENT

        This LIQUIDATING TRUST AGREEMENT, dated as of December 29, 2004, is made by and between TriMaine Holdings, Inc., a Washington corporation (the “Company”) and Mark Steinley, a United States citizen resident in Nevada (the “Trustee”) with respect to the following facts:

A.     The Company’s Board of Directors (the “Board”) and the shareholders have approved the voluntary dissolution of the Company pursuant to a Proposal to Dissolve (the “Proposal”).

B.     The Proposal provides that the Board will cause the Company to dispose of all of the assets of the Company, wind up its affairs, pay or adequately provide for the payment of all of its liabilities and distribute to or for the benefit of its stockholders all of the Company’s assets, including interests in any liquidating trust established in connection with the complete liquidation of the Company.

C.     The Proposal further provides, among other things, that the Board, in furtherance of the liquidation and distribution of the Company’s assets to the stockholders, as a final liquidating distribution or from time to time, the Company may transfer to one or more liquidating trustees under a liquidating trust any assets of the Company that are not easily liquidated.

D.     The Board has determined that the assets of the Company are not easily liquidated before December 31, 2004, and therefore all Company assets should be transferred to the Trust created by this Agreement, for the benefit of the holders of capital stock issue by the Company.

        NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        For the purposes of this instrument, unless the context otherwise requires:

(a)	“Affiliate” of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

(b)	“Agreement” shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

(c)	“Beneficial Interest” shall mean each Beneficiary’s proportionate share of the Trust Assets determined by the ratio of the number of Shares held of record by the Beneficiary as of the close of business on the Record Date over the total number of Shares issued and outstanding on such Record Date.

(d)	“Beneficiary” shall mean, a Common Beneficiary or Preferred Beneficiary.

(e)	“Common Beneficiary” shall mean initially, each of the Common Shareholders and each transferee of a transfer of a Common Beneficiary’s Beneficial Interest permitted by this Agreement.

(f)	“Common Shares” shall mean the shares of common stock, $0.01 par value per share, of the Company.

(g)	“Common Shareholders” shall mean the holders of record of the outstanding Common Shares of the Company at the close of business on the Record Date.

(h)	“Liabilities” shall mean such portion (if any) of the Company’s unsatisfied debts, claims, liabilities, commitments, suits and other obligations, whether contingent or fixed or otherwise (including, without limitation, any costs and expenses incurred or to be incurred in connection with the liquidation of the Company) as the Board has, in its sole discretion, determined that the Trust shall assume, and that Trustee has agreed on behalf of the Trust to assume.

(g)	“Memorandum of Contribution” means a writing signed by the Company and the Trustee evidencing the transfer by the Company of assets to the Trustee for the Trust, which writing may include a deed for the transfer of the Realty to the Trustee.

(h)	“Person” shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

(i)	“Preferred Beneficiary” shall mean initially, the Preferred Shareholder and each transferee of a transfer of a Preferred Beneficiary’s Beneficial Interest permitted by this Agreement.

(j)	“Preferred Shares” shall mean the shares of Series B preferred stock, $0.01 par value per share, of the Company.

(k)	“Preferred Shareholder” shall mean the holder of record of the outstanding Preferred Shares of the Company at the close of business on the Record Date.

(l)	“Realty” means approximately 45 acres of undeveloped real property located in the Puget Sound region of Washington State, United States of America.

(m)	“Record Date” shall mean December 29, 2004.

(m)	“Shares” shall mean the Common Shares and the Preferred Shares.

(n)	“Stockholders” shall mean the Common Shareholders and the Preferred Shareholder.

(o)	“Subsidiary” shall mean each of TriMaine Holdings Ltd. (a British Columbia company) and Inverness Enterprises Ltd. (a British Columbia company).

(p)	“Transfer Date” shall mean each date on which a Memorandum of Contribution is effective.

(q)	“Transferred Assets” shall mean all of the Company’s right, title and interest in, to and under, the Company’s assets transferred to the Trustee from time to time via a Memorandum of Contribution.

(r)	“Trust” shall mean the Trust created by this Agreement.

(s)	“Trust Assets” shall mean all the property held from time to time by the Trustee under this Agreement, which shall consist of the Transferred Assets and all dividends, distributions, rents, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from, or attributable to any assets held by the Trust, less any of the foregoing utilized by the Trustee to pay expenses of the Trust, satisfy Liabilities or to make distributions to the Beneficiaries pursuant to this Agreement.

(t)	“Trustee” shall mean the original Trustee under this Agreement and any successor thereto, pursuant to and in accordance with the terms of this Agreement.

ARTICLE II

GRANT TO TRUSTEE AND NATURE OF TRANSFER

2.1         Grant. The Company will grant, transfer, assign and convey to the Trustee, to be held in trust for the benefit of the Beneficiaries, all of the Company’s right, title, interest in, to and under, the Transferred Assets identified in any Memorandum of Contribution, and the Trustee will accept such Transferred Assets, subject to the terms and provisions set out below:

2.2         Purpose of Trust.

(a)	The Trust is organized for the sole purpose of facilitating the winding up of the Company’s affairs and the liquidation or distribution of the Transferred Assets, and will not enter into or engage in any trade or business except as necessary for the orderly liquidation of the Trust Assets.

(b)	The Transferred Assets shall be held in the Trust, and the Trustee will (i) liquidate the Trust Assets, (ii) allocate, protect, conserve and manage the Trust Assets in accordance with the terms and conditions hereof, (iii) facilitate the winding up of the Company’s affairs, (iv) act on behalf of the Beneficiaries, and (v) distribute the Trust Assets in accordance with the terms and conditions hereof.

(c)	It is intended that the transfer of the Transferred Assets by the Company to the Trustee pursuant to the terms hereof shall be treated for Federal and state income tax purposes as if the Company made such distributions directly to the Stockholders. It is further intended that for Federal, state and local income tax purposes the Trust shall be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, and the Beneficiaries shall be treated as the owners of their respective share of the Trust pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the “Code”) and any analogous provision of state or local law, and shall be taxed on their respective share of the Trust’s taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law. The Trustee shall file all tax returns required to be filed with any governmental agency consistent with this position. The Trust shall be considered a U.S. domestic trust pursuant to Section 7701(a)(30) of the Code as a court within the United States shall have primary supervision over the administration of the Trust and a United States person shall have the authority to control all substantial decisions of the Trust.

2.3         No Reversion to the Company. In no event shall any part of the Trust Assets revert to or be distributed to the Company.

2.4         Payment of Liabilities. The Trustee, in his capacity as Trustee hereunder and not in his individual capacity, hereby assumes the Liabilities and agrees hereafter to cause the Trust to pay, discharge and perform when due the Liabilities. Should any Liability be asserted against the Trustee as the transferee of the Trust Assets or as a result of the assumption made in this Section 2.4, the Trustee may use such part of the Trust Assets as may be necessary in contesting any such Liability or in payment thereof, but in no event shall the Trustee, any Beneficiary or any employees or agents of the Trust be personally liable, nor shall resort be had to the private property of such Persons, in the event that the Trust Assets are not sufficient to satisfy the Liabilities.

2.5         Incidents of Ownership. The Trustee shall retain only such incidents of legal ownership as are necessary to undertake the actions and transactions authorized herein, for the benefit of the Beneficiaries.

ARTICLE III

BENEFICIARIES

3.1         Beneficial Interests.

(a)	The Preferred Beneficiaries shall be entitled to priority over Common Beneficiaries in distribution of the Trust Assets in accordance with sections 5.6 and 5.7 below. On the Record Date, each Preferred Beneficiary and each Common Beneficiary shall have the same pro rata interest in the Trust Assets as such holder’s pro rata interest in the aggregate outstanding Shares.

(b)	The rights of Beneficiaries in, to and under the Trust Assets and the Trust shall not be represented by any form of certificate or other instrument, and no Beneficiary shall be entitled to such a certificate. The Trustee shall maintain at its place of business a record of the name and address of each Beneficiary and such Beneficiary’s aggregate interest in the Trust Assets.

(c)	If any conflicting claims or demands are made or asserted with respect to the ownership of any interest in the Trust Assets, or if there is any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such interests, then the Trustee shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustee shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustee a surety bond or other security satisfactory to the Trustee, as he shall deem appropriate, to fully indemnify him as between all conflicting claims or demands.

3.2         Rights of Beneficiaries. A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Trust Assets except as expressly provided herein, and the whole title to all the Trust Assets shall be vested in the Trustee and the sole interest of the Beneficiaries shall be the rights and benefits given to such Persons under this Agreement.

3.3         Limitations on Transfer of Interests of Beneficiaries.

(a)	THE BENEFICIAL INTEREST OF A BENEFICIARY MAY NOT BE TRANSFERRED; PROVIDED THAT THE BENEFICIAL INTERESTS SHALL BE ASSIGNABLE OR TRANSFERABLE BY WILL, INTESTATE SUCCESSION, OR OPERATION OF LAW.

(b)	Except as may be otherwise required by law, the Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the interest of a Beneficiary shall be paid by the Trustee to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually received by such Beneficiary.

ARTICLE IV

DURATION AND TERMINATION OF THE TRUST

4.1         Duration. The existence of the Trust shall terminate upon the earliest of (i) such time as termination is required by the applicable laws of the State of Washington, (ii) the distribution of all the Trust Assets as provided in Section 5.7, (iii) a majority in interest of the beneficiaries or the Trustee approves termination; or (iv) the expiration of a period of three years from the Transfer Date; provided that the Trustee, in his discretion, may extend the existence of the Trust to such later date as he may designate, if he determines that an extension is reasonably necessary to fulfill the purpose of the Trust. The Trust shall not in any event terminate pursuant to subparagraph (iv) of this Section 4.1 prior to the date on which the Trustee is permitted to make a final distribution in accordance with Section 5.7.

4.2        Other Obligations of Trustee upon Termination. Upon termination of the Trust, the Trustee shall provide for the retention of the books, records, lists of Beneficiaries, certificates for Shares and files which shall have been delivered to or created by the Trustee. At the Trustee’s discretion, all of such records and documents may be destroyed at any time after six years from the final distribution of all the Trust Assets.

ARTICLE V

ADMINISTRATION OF TRUST ASSETS

5.1        Sale of Trust Assets. Subject to the terms and conditions of this Agreement, the Trustee may, at such times as he deems appropriate, collect, liquidate, distribute, reduce to cash, transfer, assign, or otherwise dispose of all or any part of the Trust Assets as he deems appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Trustee shall determine).

5.2        Efforts to Resolve Claims and Liabilities. Subject to the terms and conditions of this Agreement, the Trustee will make appropriate efforts to resolve any contingent or unliquidated claims and outstanding contingent Liabilities for which the Trust may be responsible, dispose of the Trust Assets and make timely distributions.

5.3        Continued Collection of Property of Trust Assets. All property that is determined to be a part of the Trust Assets, including interest, dividends and other earnings of Trust Assets, shall continue to be collected by the Trustee and held as a part of the Trust. The Trustee shall hold the Trust Assets without being obligated to provide for or pay any interest thereon to any Beneficiary, except to the extent of such Beneficiary’s share of interest actually earned by the Trust after payment of the Trust’s liabilities and expenses as provided in Section 5.5.

5.4        Transactions with Related Persons. Notwithstanding any other provisions of this Agreement, the Trustee shall not knowingly, directly or indirectly, sell or otherwise transfer all or any part of the Trust Assets to, or contract with the Trustee or agent or employee (acting in their individual capacities) of the Trust.

5.5        Payment of Expenses and Liabilities. The Trustee shall pay from the Trust Assets all expenses, charges, and obligations of the Trust and of the Trust Assets and all Liabilities and obligations which the Trustee specifically assumes and agrees to pay pursuant to this Agreement and such transferee liabilities which the Trustee may be obligated to pay as transferee of the Trust Assets, including, but not limited to, interest, penalties, taxes, assessments, and public charges of any kind or nature and the costs, charges, and expenses connected with or growing out of the execution or administration of the Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Trustee.

5.6        Interim Distributions. At such times as may be determined by them in his sole discretion, the Trustee shall distribute, or cause to be distributed to the Beneficiaries, in proportion to the Beneficial Interests of each Beneficiary on the record date for such distribution as determined by the Trustee in his sole discretion, such cash, securities or other property comprising a portion of the Trust Assets as the Trustee may in his sole discretion determine may be distributed without detriment to the conservation and protection of the Trust Assets. Notwithstanding the foregoing, no interim distribution shall be made to the Common Beneficiaries unless the Trustee shall have (a) made actual distributions of assets to the Preferred Beneficiaries, and/or (b) reserved assets for later distribution to the Preferred Beneficiaries, whose value is equal to $6,897,540.

5.7        Final Distribution. If the Trustee determines that the Liabilities and all other claims, expenses, charges, and obligations of the Trust have been paid or discharged or if the existence of the Trust shall terminate pursuant to Section 4.1, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute the remaining Trust Assets, if any, to the Beneficiaries in proportion to their Beneficial Interests. Notwithstanding the foregoing, no final distribution shall be made to the Common Beneficiaries unless the Trustee shall have (a) made actual distributions of assets to the Preferred Beneficiaries, and/or (b) reserved assets for later distribution to the Preferred Beneficiaries, whose value is equal to $6,897,540.

5.8        Reports to Beneficiaries and Others. As soon as practicable after the end of each tax year and after termination of the Trust, but in any event within 90 days after each such event, the Trustee shall submit a written report and account to the Beneficiaries showing (i) the assets and liabilities of the Trust at the end of such taxable year or upon termination and the receipts and disbursements of the Trustee for such taxable year or period, prepared in accordance with generally accepted accounting principles, (ii) any changes in the Trust Assets and Liabilities that they have not previously reported, and (iii) any action taken by the Trustee in the performance of his duties under this Agreement that he have not previously reported, and which, in his opinion, materially affect the Trust Assets or Liabilities. The tax year of the Trust shall end on December 31 of each year unless the Trustee deems it advisable to establish some other date as the date on which the tax year of the Trust shall end.

5.9        Federal Income Tax Information. As soon as practicable after the close of each tax year, the Trustee shall mail to each Person who was a Beneficiary at the close of the year, a statement showing the dates and amount of all distributions made by the Trustee, income earned on assets held by the Trust, if any, such other information as is reasonably available to the Trustee which may be helpful in determining the amount of gross income and expenses attributable to the Trust that such Beneficiary should include in such Person’s Federal income tax return for the preceding year and any other information as may be required to be furnished under applicable law.

5.10        Books and Records. The Trustee shall maintain in respect of the Trust and the Beneficiaries books and records relating to the Trust Assets, income and liabilities of the Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof in accordance with this Article V and to comply with applicable law.

5.11         Employment of Agents, etc.

(a)	The Trustee shall have the power to appoint, employ or contract with any Person or Persons as the Trustee may deem necessary or proper for the transaction of all or any portion of the activities of the Trust and to determine the terms and compensation of any Person who he may employ or with whom he may contract.

(b)	The Trustee shall not be required to administer the Trust as his sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to, or in competition with, those relating to the Trust.

ARTICLE VI

POWERS OF AND LIMITATIONS ON THE TRUSTEE

6.1        Limitations on Trustee. The Trustee shall not at any time, on behalf of the Trust or Beneficiaries, enter into or engage in any trade or business except as necessary for the orderly liquidation of the Trust Assets. In no event shall the Trustee take any action which would jeopardize the status of the Trust as a “liquidating trust” for Federal income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d). The Trustee shall not invest any of the cash held as Trust Assets, except that the Trustee may invest in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof, (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof, or (iii) other temporary investments not inconsistent with the Trust’s status as a liquidating trust for tax purposes. The limitations on the power of the Trustee contained in this Agreement supersede any inconsistent provisions of Chapter 100, Title 11 of the Revised Code of Washington.

6.2        Powers of Trustee. Subject to the provisions of the terms and conditions of this Agreement, the Trustee shall have all powers necessary or appropriate to conserve and protect the Trust Assets or to confer on the Beneficiaries the benefits intended to be conferred upon him by this Agreement or under the laws of the State of Washington.

ARTICLE VII

STANDARD OF CARE

7.1        Generally. The Trustee shall exercise such of the rights and powers vested in him by this Agreement in accordance with applicable law and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Agreement shall be construed to relieve the Trustee from liability for his own gross negligence, fraud or willful misconduct.

7.2         Reliance by Trustee.

(a)	The Trustee may consult with legal counsel, auditors, appraisers or other experts to be selected by him, and the advice or opinion of such counsel, auditors, or other experts shall be full and complete personal protection to the Trustee and agents of the Trust in respect of any action taken or suffered by the Trustee in good faith and in the reliance on, or in accordance with, such advice or opinion.

(b)	Persons dealing with the Trustee shall look only to the Trust Assets to satisfy any liability incurred by the Trustee to such Person in carrying out the terms of the Trust, and the Trustee shall have no personal or individual obligation to satisfy any such liability.

7.3        Indemnification. The Trustee and any Person appointed or employed by the Trustee pursuant to Section 5.11 (each an “Indemnified Person”) shall be indemnified out of the Trust Assets against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened while in office or thereafter, by reason of his being or having been such Trustee, employee or agent including, without limitation, in connection with or arising out of any action, suit or other proceeding based on any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act of any the Trustee or Person in such capacity. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein, or to which the Indemnified Person may be otherwise entitled, except out of the Trust Assets, and no Beneficiary shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Trustee may make advance payments in connection with indemnification under this Section 7.3, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust in the event that it is subsequently determined that the Indemnified Person is not entitled to such indemnification. Nothing contained herein shall restrict the right of the Trustee to indemnify or reimburse such Indemnified Person in any proper case, even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law.

ARTICLE VIII

COMPENSATION OF TRUSTEE

8.1        Amount of Compensation. In lieu of any commissions or other compensation fixed by law, the Trustee shall receive as compensation for services as Trustee hereunder the sum of US$6000.00 per annum, paid semi-annually.

8.2        Expenses. The Trustee shall be reimbursed from the Trust Assets for all expenses reasonably incurred, and appropriately documented, by the Trustee in the performance of the Trustee’s duties in accordance with this Agreement.

ARTICLE IX

TRUSTEE AND SUCCESSOR TRUSTEE

9.1        Number and Qualification of Trustee. There shall be one Trustee of the Trust, who shall be a citizen of the United States and resident of, or a corporation which is incorporated under the laws of, a state in the United States. No Trustee may also be a Beneficiary.

9.2        Resignation and Removal. The Trustee may resign and be discharged from the Trust hereby created by giving written notice to the Beneficiaries at their respective addresses as they appear on the records of the Trustee. Such resignation shall become effective on the date specified in such notice, which date shall be at least 30 days after the date of such notice, or upon the appointment of the Trustee’s successor, and such successor’s acceptance of such appointment, whichever is earlier. Any Trustee may be removed at any time, with or without cause, by Beneficiaries having at least a majority of the Beneficial Interests.

9.3        Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart, in case of a resignation, to the retiring Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of its predecessor in the Trust hereunder with like effect as if originally named therein; but the retiring Trustee shall nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trust herein expressed, all the estates, properties, rights, powers, and trusts of such retiring Trustee, and it shall duly assign, transfer, and deliver to such successor Trustee all property and money held by such Trustee hereunder.

ARTICLE X

MEETING OF BENEFICIARIES

10.1        Purpose of Meetings. A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement permit Beneficiaries to take.

10.2        Meeting Called by Trustee. The Trustee may at any time call a meeting of the Beneficiaries to be held at such time and at such place within the State of Washington (or elsewhere if so determined by the Trustee) as the Trustee shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Trustee (except as provided in Section 10.3), which written notice shall set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than 60 nor less than 10 days before such meeting is to be held to all of the Beneficiaries of record not more than 60 days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

10.3        Meeting Called on Request of Beneficiaries. Within 30 days after written request to the Trustee by Beneficiaries holding an aggregate of at least a majority of the Beneficial Interests to call a meeting of all Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustee shall proceed under the provisions of Section 10.2 to call a meeting of the Beneficiaries, and if the Trustee fails to call such meeting within such 30 day period then such meeting may be called by such Beneficiaries, or their designated representatives, requesting such meeting.

10.4        Persons Entitled to Vote at Meeting of Beneficiaries. Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries either in person or by his proxy duly authorized in writing.

10.5        Quorum. At any meeting of Beneficiaries, the presence of Beneficiaries having aggregate Beneficial Interests sufficient to take action on any matter for the transaction of which such meeting was called shall be necessary to constitute a quorum. Except to the extent a different percentage is specified in this Agreement for a particular matter or is required by law, the approval of Beneficiaries having a majority of the Beneficial Interests outstanding shall be required for taking action on any matter voted on by the Beneficiaries.

10.6        Adjournment of Meeting. Any meeting of Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

10.7        Conduct of Meetings. The Trustee shall appoint the Chairman and the Secretary of the meeting. The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot.

10.8        Record of Meeting. A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustee. Any record so signed and verified shall be conclusive evidence of all of the matters therein stated.

ARTICLE XI

AMENDMENTS

11.1        Consent of Beneficiaries. At the written direction or with the written consent of Beneficiaries holding at least a majority of the Beneficial Interests or such greater or lesser percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, the Trustee shall promptly make and execute a declaration amending this Agreement; provided that no such amendment shall increase the potential liability of the Trustee hereunder without the written consent of the Trustee; provided, further, that no such amendment shall permit the Trustee to engage in any activity prohibited by Section 6.1 hereof or affect the Beneficiaries’ rights to receive their pro rata shares of the Trust Assets at the time of any distribution, and that no such amendment shall cause the Trust, in the opinion of counsel, to be treated for Federal, state or local income tax purposes, as other than a liquidating trust under Treasury Regulation Section 301.7701-4(d), or cause the Beneficiaries to be treated as other than the owners of their respective shares of the Trust’s taxable income pursuant to Section 671 through 679 of the Code and any analogous provision of state or local law.

11.2        Notice and Effect of Amendment. Promptly after the execution by the Trustee of any such declaration of amendment, the Trustee shall give notice of the substance of such amendment to the Beneficiaries or, in lieu thereof, the Trustee may send a copy of the amendment to each Beneficiary. Upon the execution of any such declaration of amendment by the Trustee, this Agreement shall be deemed to be modified and amended in accordance therewith.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1        Filing Documents. This Agreement shall be filed or recorded in such office or offices as the Trustee may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained in the office of the Trustee and shall be available at all times during regular business hours for inspection by any Beneficiary or his duly authorized representative. The Trustee shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustee shall file or record any instrument which relates to any change in the office of a Trustee in the same places where the original Agreement is filed or recorded.

12.2        Intention of Parties to Establish Trust. This Agreement is not intended to create, and shall not be interpreted as creating, a corporation, association, partnership, or joint venture of any kind for purposes of Federal income taxation or for any other purpose.

12.3        Beneficiaries Have No Rights or Privileges as Stockholders of the Company. Except as expressly provided in this Agreement or under applicable law, the Beneficiaries (by their vote with respect to the Proposal and/or their acceptance of any distributions made to them pursuant to this Agreement) shall have no rights or privileges attributable to their former status as Stockholders, and the Company may cancel all Shares without further notice to the Beneficiaries.

12.4        Laws as to Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. The Trustee, the Company and the Beneficiaries (by their vote with respect to the Proposal and/or their acceptance of any distributions made to them pursuant to this Agreement) consent and agree that this Agreement shall be governed by and construed in accordance with such laws.

12.5        Severability. In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

12.6        Notices. Any notice or other communication by the Trustee to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in the post office or letter box addressed to such Person at his address as shown in the records of the Trust. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

If to the Trustee: with a copy to: If to the Company: with a copy to: and with a copy to:	Mark Steinley
3540 West Sahara Ave, #255
Las Vegas, Nevada 89102-5816

725 Lower Valley Road
Kalispell, Montana 59901

TriMaine Holdings, Inc.
Suite 803, 8th Floor, Dina House, Ruttonjee Center
11 Duddell Street
Central
Hong Kong SAR

Virgil Hlus
Clark, Wilson
800 - 885 West Georgia Street
Vancouver, British Columbia
Canada V6C 3H1

Michael Herbst, Esq.
Williams, Kastner & Gibbs PLLC
Two Union Square, Suite 4100
Seattle, WA 98101-2380

12.7                   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective this 29th day of December, 2004.

/s/ Mark Steinley Mark Steinley as Trustee for the Trust	TriMaine Holdings, Inc. By: /s/ Michael J. Smith Michael J. Smith, President